UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2007

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2007, Accuray Incorporated (the “Company”), entered into a Distribution and Remarketing Agreement (the “Agreement”) with Siemens Medical Solutions Inc. USA, a Delaware corporation acting through its Oncology Care Systems Group (“OCS”), pursuant to which the Company is authorized to purchase, license, sell, and sublicense certain OCS products directly from OCS.

Pursuant to the Agreement, OCS grants Company the right to purchase and license certain models of CT scanners from OCS, and to promote, market, lease, resell and sublicense the CT scanners to end users, either directly or through its channels of distribution, in the U.S. and other territories, and to market the CT scanners in conjunction with Company’s CyberKnife® and/or RoboCouch™ products.  The Agreement has a term of three (3) years unless earlier terminated by the parties.

The Company will file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended June 30, 2007 and intends to seek confidential treatment for the confidential terms of such Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: April 9, 2007	By:	/s/ Robert E. McNamara
Robert E. McNamara
Senior Vice President and Chief Financial Officer